Exhibit 1.01
Shanda Games Limited
                     American Depositary Shares
Representing
                     Class A Ordinary Shares
(par value US$0.01 per share)

Form of Underwriting Agreement
                    , 2009
Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Central, Hong Kong
J.P. Morgan Securities Inc.
383 Madison Avenue, Floor 4
New York, NY 10179
and
J.P. Morgan Securities Ltd.
125 London Wall
London, EC2Y 5AJ
United Kingdom
As Representatives of the several Underwriters
     named in Schedule I and Schedule II hereto,
Ladies and Gentlemen:
     Shanda Games Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the U.S. Underwriters named in Schedule I hereto (the “U.S. Syndicate”) and the International Underwriters named in Schedule II hereto (the “International Syndicate”, and together with the U.S. Syndicate, the “Underwriters”) an aggregate of                      American Depositary Shares representing                      Class A ordinary shares, par value US$0.01 per share (the “Class A Ordinary Shares”), of the Company, and the controlling shareholder of the Company, Shanda Interactive Entertainment Limited through its wholly-owned subsidiary, Shanda SDG Investment Limited (collectively, the “Selling Shareholder”), proposes subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of                      American Depositary Shares representing                      Class A Ordinary Shares and, at the election of the Underwriters, up to                      additional American Depositary

Shares representing                      Class A Ordinary Shares. The aggregate of                      American Depositary Shares representing                      Class A Ordinary Shares to be sold by the Company and the Selling Shareholder is herein called the “Firm ADSs”, and the aggregate of                      American Depositary Shares representing                      additional Class A Ordinary Shares to be sold by the Selling Shareholder is herein called the “Optional ADSs”. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs”. The Class A Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Class A Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Shares”.
     Goldman Sachs (Asia) L.L.C. is acting as the Sole Global Coordinator. Goldman Sachs (Asia) L.L.C. and J.P. Morgan Securities Inc. are acting as the U.S. Representatives of the U.S. Underwriters named in Schedule I hereto. Goldman Sachs (Asia) L.L.C. and J.P. Morgan Securities Ltd. are acting as the International Representatives of the International Underwriters named in Schedule II hereto. References herein to the “Representatives” include both the U.S. Representatives and International Representatives, and references herein to the “Underwriters” include both the U.S. Underwriters and International Underwriters.
     The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of                     , 2009, among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive 2 (two) Class A Ordinary Shares deposited pursuant to the Deposit Agreement.
     The Company hereby acknowledges that, as part of the proposed offering of the ADSs, it has requested the Representatives to administer a directed share program (the “Directed Share Program”) under which up to                      Firm ADSs, or ___% of the Firm ADSs to be purchased by the Underwriters (the “Reserved ADSs”), shall be reserved for sale by the Representatives at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the ADSs by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (formerly, the National Association of Securities Dealers, Inc.) and all other applicable laws, rules and regulations. The number of ADSs available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved ADSs. The Underwriters may offer any Reserved ADSs not purchased by Directed Share Participants to the general public on the same basis as the other ADSs being issued and sold hereunder. The Company has supplied the Representatives with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.
     Three forms of prospectus are to be used in connection with this offering: (i) one relating to ADSs offered or sold within the United States (the “U.S. Prospectus”); (ii) one relating to the ADSs offered or sold outside the United States (the “International Prospectus”); and (iii) one relating to the “public offering without listing” (the “Japanese POWL”) to be conducted in Japan by registration of ADSs in Japan. The U.S. Prospectus will be identical to the International Prospectus except for certain substitute pages, and copies of these prospectuses have been provided to you. The Japanese Prospectus is prepared in the Japanese language in accordance with the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “Financial Instruments and Exchange Law”). The Japanese Prospectus (as defined herein) is prepared, in principle, based on the information included in the U.S. Prospectus, with such omissions and additions as appropriate for the purpose of the Japanese POWL. References herein to any “Prospectus” or “Preliminary Prospectus” (each as defined below), whether as amended or supplemented, shall include both the U.S. Prospectus and the International Prospectus.
     It is understood by all the parties that the Underwriters are offering ADSs in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region.
     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (i) A registration statement on Form F-1 (File No. 333-161708) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge after due inquiry, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and the ADSs is hereinafter called an “Issuer Free Writing Prospectus”);
     (ii) No order preventing or suspending the use of any Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (iii) For the purposes of this Agreement, the “Applicable Time” is ___:__ __m (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (v) The statements in the Registration Statement, Pricing Prospectus and the Prospectus under the headings “Summary”, “Risk Factors”, “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Our History and Corporate Structure”, “Our Relationship with Shanda Interactive”, “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Regulation”, “Management”, “Related Party Transactions”, “Description of Share Capital”, “Description of American Depositary Shares”, “Shares Eligible for Future Sale”, “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown;
     (vi) A registration statement on Form F-6 (File No. 333-161901) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (vii) A registration statement on Form 8-A (File No. 001-34454) in respect of the registration of the Shares and the ADSs under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (viii) The Company has filed with the Director General of the Kanto Local Finance Bureau of the Ministry of Finance of Japan (the “KLFB”) a securities registration statement with respect to the Japanese POWL and amendments to such securities registration statement pursuant to the Financial Instruments and Exchange Law and the cabinet orders and ministerial ordinances and other rules and regulations thereunder (the “Japanese Rules and Regulations”); a further amendment to such securities registration statement in the form heretofore delivered to you shall be filed by the Company with the KLFB promptly after the execution of this Agreement (such securities registration statement and all such amendments and attachments, collectively, the “Japanese Registration Statement”); the registration made under the Japanese Registration Statement shall have been declared effective by KLFB by no later than September [•], 2009; no other document with respect to the Japanese Registration Statement has heretofore been filed with the KLFB; no stop order preventing or suspending the effectiveness of the registration made under, or requiring amendment to, the Japanese Securities Registration Statement, nor notice of a hearing from which such order may result, has been issued by the KLFB (or any other Japanese securities authority), and, to the knowledge of the Company after due inquiry, no proceeding for that purpose has been initiated or threatened by the KLFB; and the Japanese Registration Statement when it becomes effective conforms, and any further amendments thereto will conform, in all material respects to the requirements of the Financial Instruments and Exchange Law and the Japanese Rules and Regulations, and does not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (ix) The Company has prepared a prospectus with respect to the Japanese POWL and supplements thereto (together, the “Japanese Preliminary Prospectus”) and intends to prepare a further supplement to the Japanese Preliminary Prospectus, which together with the Japanese Preliminary Prospectus, will form a final prospectus, or, in lieu of such further supplement, to publish any information required to be contained in such supplement through a newspaper advertisement in Japan and on the website of Nomura Securities Co., Ltd. (“Nomura Securities”) in accordance with the Financial Instruments and Exchange Law and the Japanese Rules and Regulations (such supplement or publication, together with the Japanese Preliminary Prospectus, the “Japanese Prospectus”); and the Japanese Prospectus at the time of issue or at the time of each supplement thereto and at the time of the publication of any information through a newspaper advertisement in Japan or on the website of Nomura Securities in lieu of a supplement will conform or conformed, in all material respects to the requirements of the Financial Instruments and Exchange Law of Japan and the Japanese Rules and Regulations, and the Japanese Prospectus at the time of issue or at the time of each supplement thereto did not or will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (x) The following entities constitute all of the entities held or controlled directly or indirectly by the Company (collectively referred to herein as the “Group Entities”): Shanda Games Holdings (HK) Ltd. (“Shanda Games HK”), Shengqu Information Technology (Shanghai) Co., Ltd. (“Shengqu”), Shengji Information Technology (Shanghai) Co., Ltd (“Shengji”), Shanda Games Korean Investment Limited (“Shanda Games Korea”), Actoz Soft Co., Ltd., (“Actoz”), Shanda Games International (Pte) Ltd. (“Shanda Singapore”), Shanghai Shulong Technology Development Co., Ltd. (“Shanghai Shulong”), Shanghai Shulong Computer Technology Co., Ltd., Nanjing Shulong Computer Technology Co., Ltd. and Chengdu Aurora Technology Development Co., Ltd., (together with Shanghai Shulong Computer Technology Co., Ltd. and Nanjing Shulong Computer Technology Co., Ltd., the “Shulong Subsidiaries”). Other than the Group Entities, no other subsidiary of the Company is a “Significant Subsidiary” as defined in Regulation S-X under the Act;
     (xi) Neither the Company nor any of the Group Entities has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital or long-term debt of the Company or any of the Group Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Group Entities taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

     (xii) The Company and the Group Entities have good and marketable title to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Group Entities; and any real property and buildings held under lease by the Company and the Group Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Group Entities;
     (xiii) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; and each of the Group Entities has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each of the business licenses and articles of association of each of the Group Entities formed under the laws and regulations of the PRC is in full force and effect under, and in compliance with PRC law;
     (xiv) Each of the Company, Shanghai Shulong, Shengqu and Shengji has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of the agreements described under the captions “Prospectus Summary – Our History and Corporate Structure”, “Prospectus Summary – Our Relationship with Shanda”, and “Our Relationship with Shanda” in the Pricing Prospectus to which it is a party (collectively, the “Restructuring and Service Agreements”) and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Restructuring and Service Agreements to which it is a party; and each of the Restructuring and Service Agreements to which it is a party constitutes a valid and legally binding obligation of such entity, as the case may be, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (xv) None of Shengqu, Shengji, Shanghai Shulong, and any of the Shulong Subsidiaries owns or leases properties outside of the PRC; Actoz does not own or lease any properties outside of the Republic of Korea (“Korea”); Shanda Singapore does not own or lease any properties outside of Singapore; and none of Shengqu, Actoz and Shanda Singapore needs to be duly qualified as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it is not now so qualified;

     (xvi) The execution and delivery by each of the Company, Shengqu, Shengji, Shanghai Shulong, and the Shulong Subsidiaries of, and the performance by such entity of its obligations under, each of the Restructuring and Service Agreements to which it is a party and the consummation by such entity of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such entity is a party or by which such entity is bound or to which any of the properties or assets of such entity is bound or to which any of the properties or assets of such entity is subject, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect on any such entity; (B) result in any violation of the provisions of the articles of association or business license of such entity; or (C) result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the applicable jurisdiction of such entity, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect on any such entity;
     (xvii) Each of the Restructuring and Service Agreements is in proper legal form under the relevant jurisdiction of each agreement for the enforcement thereof against each of the Company, Shengqu, Shengji and Shanghai Shulong, as the case may be, in the PRC without further action by any of the Company, Shengqu, Shengji or Shanghai Shulong; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Restructuring and Service Agreements in the relevant jurisdiction, it is not necessary that any such document be filed or recorded with any court or other authority in the relevant jurisdiction or that any stamp or similar tax be paid on or in respect of any of the Restructuring and Service Agreements;
     (xviii) Except as disclosed in the Pricing Prospectus, the restructuring transactions described in the Pricing Prospectus relating to the Restructuring and Service Agreements (the “Restructuring Activities”) have been duly authorized and do not (A) contravene any provision of applicable law or statute, rule or regulation of any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), (B) contravene the articles of association, business license or other constituent documents of the Company or any of the Group Entities, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of the Group Entities is subject, except where any such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect on any such entity; and except as disclosed in the Pricing Prospectus, all Governmental Authorizations required in connection with the Restructuring Activities have been made or have been obtained unconditionally in writing, and no such Governmental Authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled, performed or waived;
     (xix) The Company and the Group Entities maintain insurance covering their respective properties as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Group Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any of the Group Entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of the Group Entities, pending, or, to the best of the Company’s knowledge after due inquiry, threatened or outstanding and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid;
     (xx) Except as disclosed in the Pricing Prospectus, each of the Company and the Group Entities has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Pricing Prospectus, except where the failure to have any such license, franchise, concession, consent, authorization, approval, order, certificate or permit would not reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no restrictions or conditions not described in the Pricing Prospectus, except such restrictions or conditions that would not reasonably be expected to have a Material Adverse Effect on the Company or the Group Entities, taken as a whole; and neither the Company nor any of the Group Entities has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and the Group Entities are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects;
     (xxi) Neither the Company nor any of the Group Entities has sent or received any notice regarding termination of, or intent not to renew, any of the license agreements or any of the Restructuring and Service Agreements referred to or described in the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been, to the best of the Company’s knowledge after due inquiry, threatened by the Company or any of the Group Entities or any other party to any such contract or agreement;
     (xxii) Except as disclosed in the Pricing Prospectus, neither the Company nor any of the Group Entities is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Hong Kong, Korea, Singapore or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”) in the PRC, the Cayman Islands, Hong Kong, Korea, Singapore or any other jurisdiction where it was incorporated or operates, (C) in violation of its constituent documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (A) and (D) above, where any such breach or default would not reasonably be expected to have a Material Adverse Effect on the Company or the Group Entities, taken as a whole;
     (xxiii) The Company has an authorized and paid-in capitalization as set forth in the Pricing Prospectus, and all of the issued share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the Class A Ordinary Shares and the Class B ordinary shares of the Company, par value $0.01 per share (the “Class B Ordinary Shares”, together with the Class A Ordinary Shares, the “Ordinary Shares”) contained in the Pricing Disclosure Package and the Prospectus; all of the issued share capital of each of the subsidiaries of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable; all of the issued share capital of each of the subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to acquire the Shares or the ADSs; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company except as set forth in the Pricing Prospectus under the captions “Capitalization”, “Management – Equity Incentive Plan” and “Related Party Transactions”; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Pricing Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States except as described in the Pricing Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale”; except as disclosed in the Pricing Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any subsidiary of the Company, or obligation of any subsidiary of the Company to issue, equity shares or any other class of share capital of any subsidiary of the Company;
     (xxiv) Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Prospectus and the Prospectus, (A) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or shares of any other share capital of or other equity interests in the Company and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the ADSs;
     (xxv) The Shares to be issued underlying the ADSs to be sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Ordinary Shares contained in the Pricing Prospectus and the Prospectus;
     (xxvi) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;
     (xxvii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except that the rights to indemnity and contribution may be limited by federal or state securities law, and such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles;
     (xxviii) The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Pricing Prospectus;
     (xxix) Except as disclosed in the Pricing Prospectus, all dividends and other distributions declared and payable on the shares of capital stock of the Company and all dividends and other distributions declared and payable on the Ordinary Shares or ADSs under the current laws and regulations of the Cayman Islands be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of the Cayman Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Agency having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties in the Cayman Islands;
     (xxx) Except as disclosed in the Pricing Prospectus, all dividends and other distributions declared and payable on the share capital of Shanda Games HK may under all applicable laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the applicable laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong;
     (xxxi) Dividends declared with respect to after-tax retained earnings on the equity interests of Shengqu may under the laws and regulations of the PRC in effect as of the Applicable Time (which are subject to change, possibly with retroactive effect) be paid to Shanda Games HK, in Renminbi that may be converted into in U.S. dollars and freely transferred out of the PRC subject to the successful completion of PRC formalities required for such remittances and all such dividends and other distributions, except as disclosed in the Pricing Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC and, except as disclosed in the Pricing Prospectus, are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC;
     (xxxii) The issue and sale of the Shares to be sold by the Company hereunder and the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs and the execution and delivery of this Agreement and the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Group Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the property or assets of the Company or any of the Group Entities is subject, (B) result in any violation of the provisions of the constituent documents of the Company or any of the Group Entities or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of the Group Entities or any of their properties or assets;
     (xxxiii) No consent, approval, authorization, order, registration, clearance or qualification of or with any Governmental Agency is required for the issue and sale of the Shares or the ADSs, for the deposit of the Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Shares and the ADSs and listing of the ADSs on the Nasdaq Global Select Market (the “Nasdaq”), (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you, (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Shares and ADSs by or for the respective accounts of the several Underwriters, and (D) the requirement to file the Japanese Registration Statement with the KLFB and it becoming effective, and (if any) the filing of a post-transaction report with the Minister of Finance of Japan pursuant to the Foreign Exchange and Foreign Trade Law of Japan;
     (xxxiv) The ADSs have been approved for listing on the Nasdaq, subject to notice of issuance;
     (xxxv) Neither the Company nor any of the Group Entities is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined;
     (xxxvi) Except as disclosed in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, Hong Kong, the PRC or Singapore, or any political subdivision or taxing authority thereof or therein, in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company of the Shares and the ADSs to or for the respective accounts of the several Underwriters or (C) the sale and delivery by the Underwriters of the Shares and the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement;
     (xxxvii) Neither the Company nor any of the Group Entities has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs;
     (xxxviii) Except as disclosed in the Pricing Prospectus, there are no legal, arbitration, governmental proceedings or other potential material disputes pending to which the Company or any of the Group Entities is a party or of which any property of the Company or any of the Group Entities is the subject that, if determined adversely to the Company or any of the Group Entities, would individually or in the aggregate have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; and except as set forth in the Pricing Prospectus, to the best of the Company’s knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (xxxix) The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof will not be, an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (xl) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;
     (xli) The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8-A Registration Statement, the ADS Registration Statement, the Japanese Registration Statement and the Japanese Prospectus and the filing of the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8-A Registration Statement and the ADS Registration Statement with the Commission and the filing of the Japanese Registration Statement with the KLFB have been duly authorized by and on behalf of the Company, and the Registration Statement, the Form 8-A Registration Statement and the ADS Registration Statement and the Japanese Registration Statement have each been duly executed pursuant to such authorization by and on behalf of the Company;
     (xlii) There are no contracts or documents which are required to be described in the Registration Statement and the Pricing Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;
     (xliii) In each case, except as described in the Pricing Prospectus, including any adverse judgment or ruling in any proceeding described under the caption “Risk Factors” therein (A) each of the Company and the Group Entities owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Prospectus (collectively, the “Intellectual Property”); (B) none of the material Intellectual Property is unenforceable or invalid; (C) neither the Company nor any of the Group Entities has received any notice of violation or conflict with (and neither the Company nor any of the Group Entities knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property that would reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; (D) there are no pending or, to the best of the Company’s knowledge after due inquiry, threatened actions, suits, proceedings or claims by others that allege the Company or any of the Group Entities is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right that would reasonably be expected to have a Material Adverse Effect on the Company and the Group Entities, taken as a whole; (E) to the best of the Company’s knowledge after due inquiry, the discoveries, inventions, products or processes of the Company and the Group Entities referenced in the Pricing Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person, or any discovery, invention, product or process that is the subject of a patent application filed by any third person; (F) the Company and the Group Entities are not in breach of, and have complied in all respects with all terms of, any license or other agreement relating to the Intellectual Property, except such breach or non-compliance that would not reasonably be expected to have a Material Adverse Effect on the Company or the Group Entities, taken as a whole; (G) except as disclosed in the Pricing Prospectus, neither the Company nor any of the Group Entities is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world; (H) each of the Company and the Group Entities has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); (I) all use or disclosure of Confidential Information owned by the Company or the Group Entities by or to a third party has been pursuant to a written agreement between the Company, the Group Entities and such third party; and all use or disclosure of Confidential Information not owned by the Company or the Group Entities has been pursuant to the terms of a written agreement between the Company, the Group Entities, and the owner of such Confidential Information, or is otherwise lawful;
     (xliv) The Company does not believe that it was a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2008, does not expect to be a PFIC in the current taxable year ending December 31, 2009;
     (xlv) The Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;
     (xlvi) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;
     (xlvii) PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”), who have certified the consolidated financial statements of the Company that were included in the Pricing Prospectus, Prospectus and Registration Statement, are the independent public accountants of the Company as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the United States Public Company Accounting Oversight Board;
     (xlviii) Except as disclosed in the Pricing Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Group Entities and any director or executive officer of the Company or any of the Group Entities or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of the Group Entities on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Pricing Prospectus;

     (xlix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;
     (l) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Group Entities, is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent public accountants and the Board of Directors of the Company have been advised of: (A) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent registered public accounting firm; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Group Entities and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;
     (li) Except as disclosed in the Pricing Prospectus, neither the Company nor any of the Group Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Group Entities, or to any other person;
     (lii) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of the Group Entities exists or, to the best of the Company’s knowledge after due inquiry, is threatened; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary’s principal suppliers, customers or contractors which would individually or in the aggregate have a Material Adverse Effect on the Company and the Group Entities, taken as a whole;

     (liii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Pricing Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure;
     (liv) Since the date of the latest audited financial statements included in the Pricing Prospectus, neither of the Company nor any of the Group Entities has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and the Group Entities, taken as a whole, and that are not otherwise described in the Pricing Prospectus;
     (lv) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Pricing Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Group Entities, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or the Group Entities, or the availability thereof or the requirements of the Company or the Group Entities for capital resources;
     (lvi) Except as disclosed in the Pricing Prospectus, none of the Company or any of the Group Entities is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as directors, officers, managers and/or shareholders, on terms that are not available from unrelated third parties on an arm’s-length basis;
     (lvii) No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;
     (lviii) The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement and the Pricing Prospectus comply in all material respects with the applicable requirements of the Act, and fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited financial results included in the Registration Statement, and the Pricing Prospectus comply in all material respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein, subject, in the case of the preliminary unaudited financial results, to the fact that such results are subject to completion of the Company’s normal quarter-end closing procedures and review by the Company’s independent public accountants in accordance with Statement of Auditing Standards No. 100;
     (lix) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;
     (lx) Except as set forth in the Pricing Prospectus and this Agreement, all amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder to an Underwriter whose net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents;
     (lxi) The Company has paid all taxes required to be paid through the date hereof in all material respects, and all returns, reports or filings which ought to have been made by or in respect of the Company and the Group Entities for taxation purposes as required by the law of the jurisdictions where the Company and the Group Entities are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all respects, except where failure to make or correctly and properly file any such return, report or filing would not reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; no such returns, reports or filings are and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Pricing Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of the Group Entities has received notice of any tax deficiency with respect to the Company or any of the Group Entities;
     (lxii) Except as disclosed in the Pricing Prospectus, the Company has not, directly or indirectly, including through any of the Group Entities: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Group Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Group Entities; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of the Group Entities, or any family member or affiliate of any director or executive officer, which loan was outstanding on December 31, 2006, that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation;
     (lxiii) Any statistical and market-related data included in the Pricing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;
     (lxiv) The application of the net proceeds from the offering of ADSs, as described in the Pricing Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of the Group Entities or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Group Entities or any Governmental Authorization applicable to any of the Company or any of the Group Entities;
     (lxv) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the ADSs;
     (lxvi) Under the laws of the Cayman Islands, the courts of the Cayman Islands recognize and give effect to the choice of law provisions set forth in Section 15 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth in Section 15 hereof will be recognized by the courts of the PRC and any judgment obtained in a New York Court (as defined below) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments;
     (lxvii) None of the Company or any of the Group Entities, or to the best of the Company’s knowledge after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Group Entities, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to a political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any unlawful bribe, payoff, influence payment, kickback, payment or rebate;
     (lxviii) The operations of the Company and the Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Group Entities with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge after due inquiry, threatened;

     (lxix) The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, including the relevant provisions thereof, which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice;
     (lxx) The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the Nasdaq or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each Time of Delivery, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules (collectively, the “PRC Mergers and Acquisitions Rules and Related Clarifications”);
     (lxxi) Each of the Company and the Group Entities that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer and employee and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;
     (lxxii) (i) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by the government of, or any person located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”); and (ii) the proceeds from the offering of the ADSs contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions;
     (lxxiii) Except as disclosed in the Pricing Prospectus, neither the Company nor any of the Group Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses;

     (lxxiv) There are no affiliations or associations between (A) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Pricing Prospectus;
     (lxxv) The Registration Statement, each Preliminary Prospectus, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any jurisdiction in which any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus is distributed in connection with the Directed Share Program; and no Governmental Authorization, other than those heretofore obtained, is required in connection with the offering of the Reserved ADSs in any jurisdiction where the Reserved ADSs are being offered;
     (lxxvi) The Company has not offered, or caused the Underwriters to offer, ADSs to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company or any of the Group Entities to alter the customer’s or supplier’s level or type of business with the Company or any of the Group Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Group Entities or any of their respective products or services; and
     (lxxvii) Each of Dongxu Wang and Yingfeng Zhang is a citizen of the PRC, and no application is pending in any other jurisdiction by him or on his behalf for naturalization or citizenship.
     In addition, any certificate signed by any officer of the Company or any of the Group Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.
     (b) The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that:
     (i) The Selling Shareholder has been duly organized, is validly existing, and is in good standing, in its jurisdiction of organization;
     (ii) The representations and warranties of the Company contained in Section 2(a) above are true and correct. The Selling Shareholder has reviewed the Registration Statement and Pricing Prospectus and will review the Prospectus, and none of the Registration Statement, Pricing Prospectus, and Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any material information concerning the Company or any of the Group Entities that is not disclosed in the Registration Statement, Pricing Prospectus or Prospectus.
     (iii) No Government Authorizations are required for the deposit of the Shares being deposited with the Depositary by the Selling Shareholder against issuance of the ADSs to be delivered at the Time of Delivery (as defined in Section 4 hereof), for the sale and delivery of the ADSs to be sold by the Selling Shareholder hereunder and for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the ADSs to be sold by the Selling Shareholder hereunder, except for the registration of the Shares and the ADSs under the Act, and any filings required under Rule 424 under the Act and as may be required under any state securities or blue sky laws; and the Selling Shareholder has full legal right, power and authority to enter into and perform its obligations under this Agreement, and to sell, assign, transfer and deliver the ADSs to be sold by the Selling Shareholder hereunder;
     (iv) Each of the Selling Shareholder, Shanda Networking, and Shanda Computer (Shanghai) Co., Ltd. (“Shanda Computer”) has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of the agreements described under the captions “Prospectus Summary – Our History and Corporate Structure”, “Prospectus Summary – Our Relationship with Shanda”, and “Our Relationship with Shanda” in the Pricing Prospectus to which it is a party (collectively, the “Restructuring and Service Agreements”) and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Restructuring and Service Agreements to which it is a party; and each of the Restructuring and Service Agreements to which it is a party constitutes a valid and legally binding obligation of such entity, as the case may be, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (v) None of Shanghai Shanda Networking Co., Ltd. (“Shanda Networking”), and any of Nanjing Shanda Networking Co., Ltd. and Shanghai Shengfutong Electronic Commerce Company Limited (together with Nanjing Shanda Networking Co., Ltd., the “Shanda Networking Subsidiaries”) owns or leases properties outside of the PRC; and none of Shanda Networking and the Shanda Networking Subsidiaries needs to be duly qualified as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it is not now so qualified;
     (vi) The execution and delivery by each of the Selling Shareholder, Shanda Computer, Shanda Networking and the Shanda Networking Subsidiaries of, and the performance by such entity of its obligations under, each of the Restructuring and Service Agreements to which it is a party and the consummation by such entity of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such entity is a party or by which such entity is bound or to which any of the properties or assets of such entity is bound or to which any of the properties or assets of such entity is subject, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect on any such entity; (B) result in any violation of the provisions of the articles of association or business license of such entity; or (C) result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the applicable jurisdiction of such entity, except where such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect on any such entity;
     (vii) Each of the Restructuring and Service Agreements is in proper legal form under the relevant jurisdiction of each agreement for the enforcement thereof against each of the Selling Shareholder, Shanda Computer and Shanda Networking, as the case may be, in the PRC without further action by any of the Selling Shareholder, Shanda Computer or Shanda Networking; and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Restructuring and Service Agreements in the relevant jurisdiction, it is not necessary that any such document be filed or recorded with any court or other authority in the relevant jurisdiction or that any stamp or similar tax be paid on or in respect of any of the Restructuring and Service Agreements;
     (viii) The sale of the ADSs to be sold by the Selling Shareholder hereunder, the deposit of the Selling Shareholder’s Shares with the Depositary against issuance of the ADSs to be delivered at the Time of Delivery and the compliance by the Selling Shareholder with all of the provisions of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the constituent documents of the Selling Shareholder, (ii) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, except any conflicts, breaches, violations or defaults that would not reasonably be expected to materially impair the ability of such Selling Shareholder to consummate such transactions in accordance with such agreements, or (B) to the best of the Selling Shareholder’s knowledge after due inquiry, result in any violation of any law, order, rule, statute, regulation, writ, injunction, judgment or decree of any Governmental Agency or body, domestic or foreign, having jurisdiction over the Selling Shareholder or over the properties of the Selling Shareholder;
     (ix) The Selling Shareholder has, and immediately prior to the Time of Delivery the Selling Shareholder will have, good and valid title to the Shares to be represented by the ADSs to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the ADSs representing such Shares against payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
     (x) Neither the Selling Shareholder nor any of its affiliates, nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs;
     (xi) The ADSs to be sold by the Selling Shareholder under this Agreement will be freely transferable by the Selling Shareholder to or for the respective accounts of the Underwriters and (to the extent described in the Prospectus) to the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or ADSs under the laws of the Cayman Islands, the PRC or the United States except as described in the Pricing Prospectus under the captions “Description of Share Capital” or “Description of American Depositary Shares”;
     (xii) Except as set forth in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, the British Virgin Islands, Hong Kong, the PRC or Singapore or any political subdivision or taxing authority thereof or therein, in connection with (A) the deposit with the Depositary of the Shares by the Selling Shareholder against the issuance of the ADSs to be sold by the Selling Shareholder, (B) the sale and delivery by the Selling Shareholder of the Shares and the ADSs to be sold by the Selling Shareholder to or for the respective accounts of the Underwriters, (C) the sale and delivery by the Underwriters of the Shares and the ADSs to the initial purchasers thereof or (D) this Agreement or any other documents to be furnished hereunder;
     (xiii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
     (xiv) (i) the Selling Shareholder is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by the government of, or any person located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”); and (ii) the proceeds from the offering of the ADSs contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions;
     (xv) Except as described in the Pricing Prospectus, all amounts payable by the Selling Shareholder under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or the PRC or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands or the PRC on payments hereunder to any Underwriter whose net income is otherwise subject to tax or withholding by the Cayman Islands or the PRC by virtue of its conducting any direct business in the Cayman Islands or the PRC unrelated to any transaction contemplated hereunder with respect to any such income tax) nor are any taxes imposed in the Cayman Islands or the PRC on, or by virtue of the execution or delivery of, such documents;
     (xvi) This Agreement has been duly authorized, executed and delivered by the Selling Shareholder, and is enforceable against the Selling Shareholder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands or the PRC of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the Cayman Islands or the PRC or that any stamp or similar tax in the Cayman Islands or the PRC be paid on or in respect of this Agreement or any other documents to be furnished hereunder;
     (xvii) Other than this Agreement, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Shares and the ADSs to be sold by the Selling Shareholder; and

     (xviii) Each of Tianqiao Chen, and Danian Chen is a citizen of the PRC, and no application is pending in any other jurisdiction by him or on his behalf for naturalization or citizenship.
     2. Subject to the terms and conditions set forth herein, (a) the Company and the Selling Shareholder agree, severally but not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price per ADS of US$___, the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Selling Shareholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholder, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.
     The Selling Shareholder hereby grants to the Underwriters the right to purchase at their election up to                      Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of ADSs in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus and the Japanese Prospectus.
     4. (i)  The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholder, shall be delivered by or on behalf of the Company and the Selling Shareholder to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Shareholder to the Representatives at least forty-eight hours in advance. The Company and the Selling Shareholder will cause the certificates representing the ADSs to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on                     , 2009 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives, the Company and the Selling Shareholder may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
     (ii) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 35th Floor, ICBC Tower, 3 Garden Road, Central, Hong Kong (the “Closing Location”), and the ADSs will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [4:00] p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. (a) The Company agrees with each of the Underwriters:
     (i) To prepare the Prospectus and the Japanese Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Prospectus the Japanese Registration Statement or the Japanese Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or the Japanese Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed or any supplement to the Japanese Prospectus has been made and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, or the issuance by the KLFB or any other Japanese authority of any order preventing or suspending the registration made under, or requiring amendment to, the Japanese Registration Statement or the notice of a hearing from which such order may result, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information, or any request by the KLFB for the amending or supplementing of the Japanese Registration Statement or Japanese Prospectus or for additional information; in the event of such request for amendment or supplement, to provide you and your counsel copies of any proposed amendment or supplement for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement which shall be disapproved by you; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (ii) Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (iii) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (iv) Prior to the commencement of the subscription period with respect to the Japanese POWL, from time to time, to furnish Nomura Securities with written and electronic copies of the Japanese Prospectus in such quantities as Nomura Securities may reasonably request, and,] if the delivery of the Japanese Prospectus is required at any time prior to the expiration of the earlier of three months after the effectiveness of the Japanese Registration Statement and the time when delivery of the Japanese Prospectus is no longer required under the Financial Instruments and Exchange Law and the Japanese Rules and Regulations in connection with the Japanese POWL and if during such time any events shall have occurred as a result of which the Japanese Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Japanese Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Japanese Prospectus in order to comply with the Financial Instruments and Exchange Law and the Japanese Rules and Regulations, to notify Nomura Securities and upon its request to prepare and furnish without charge to Nomura Securities and to any dealer in securities as many written and electronic copies as Nomura Securities may from time to time reasonably request of an amended Japanese

Prospectus or a supplement to the Japanese Prospectus which will correct such statement or omission or effect such compliance;
     (v) To comply with all the applicable provisions of the Financial Instruments and Exchange Law and the Japanese Rules and Regulations in connection with the Japanese POWL, including (but without limiting the generality of the foregoing) the filing of all securities reports, extraordinary reports (if any) and other periodic reports (if any), as well as the filing of any amendment to any such reports to correct the same if such report shall contain any untrue statement of a material fact or omit to state a material fact which is required to be stated therein or which is necessary to make the statements therein not misleading, or if the filing of such amendment is required by the KLFB or is otherwise necessary;
     (vi) To furnish to you one copy for the Representatives and one copy for United States counsel to the Underwriters of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;
     (vii) To furnish to you as early as practicable prior to each Time of Delivery, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Group Entities which have been read by the Company’s independent public accountants, as stated in their letter to be furnished pursuant to Section 8(xiii) hereof;
     (viii) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company and the Group Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (ix) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”) not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder, (A) any ADSs or Ordinary Shares or securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of the Group Entities or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities (in each case other than (x) pursuant to employee stock option plans existing on the date of this Agreement and which are described in the Pricing Prospectus, (y) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, or (z) pursuant to a sale or transfer to an affiliate, provided that such affiliate agrees to be bound, in a writing satisfactory to you, to the restrictions set forth therein), without your prior written consent; except for the ADSs and the Ordinary Shares underlying such ADSs to be sold under this Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, that the Company will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; and the Company will provide the Representatives and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(xx) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;
     (x) During the Lock-Up Period, to cause each of the Group Entities not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to any of the ADSs or Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder and under this Agreement: (A) any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of such Group Entity or any other Group Entity or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities (in each case other than (x) pursuant to employee stock option plans existing on the date of this Agreement and which are described in the Pricing Prospectus, (y) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, or (z) pursuant to a sale or transfer to an affiliate, provided that such affiliate agrees to be bound, in a writing satisfactory to you, to the restrictions set forth therein), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, that the Company will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waives, in writing, such extension; and the Company will provide the Representatives and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(xx) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;
     (xi) Other than in connection with the exercise of stock options issued under the Company’s share incentive plan by non-management employees, not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period (including any automatic extension thereof as contemplated in Sections 5(ix) and (x) above) and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the consent of the Representatives;

     (xii) Use its best efforts to procure its shareholders who are PRC residents to comply with any applicable registrations or approvals required by the State Administration of Foreign Exchange (the “SAFE”);
     (xiii) To advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of ADSs, of (A) any material change in the general affairs, management, financial condition or results of operations of the Company and the Group Entities, (B) any change in information contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses, or (C) any new material information relating to the Company, or, to the best of the Company’s knowledge after due inquiry, relating to any other matter stated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses;
     (xiv) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries prepared in conformity with US GAAP and certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and the Group Entities for such quarter in reasonable detail;
     (xv) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Group Entities are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that in each case the Company will have no obligation to deliver such reports or other communications (financial or other) to the extent they are publicly available on the Company’s website or the Commission’s EDGAR internet database.
     (xvi) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement (the “Proceeds”) in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in a manner such that the Company will be in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or the Group Entities;
     (xvii) (i) The Proceeds will not directly or indirectly be used, or lent, contributed or otherwise made available to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in Belarus, Cote d’Ivoire, Cuba, Democratic Republic of the Congo, Iran, Iraq, Liberia, Myanmar, North Korea, Syria, Sudan, Zimbabwe or any other country sanctioned by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC; (ii) to use the Proceeds in a manner that will be in compliance with and will not result in the breach by any person of the U.S. Sanctions or any embargos or sanctions regulations imposed by the United Nations; and (iii) not to engage, directly or indirectly, in any other activities that would result in such breach of U.S. Sanctions or any embargos or sanctions regulations imposed by the United Nations. For the purposes of this paragraph, “U.S. Sanctions” include all U.S. sanctions or regulations issued or administered by the OFAC, all U.S. regulations codified in Chapter V of title 31, U.S. Code of Federal Regulations, all U.S. regulations issued under the authority of the Trading with the Enemy Act, the International Emergency Economic Powers Act, the International Security and Development Cooperation Act, the Antiterrorism and Effective Death Penalty Act, the Cuban Liberty and Democratic Solidarity (Libertad) Act, or the United Nations Participation Act, the aforementioned statutes themselves, and all orders, licenses or rules issued under the authority of any of the foregoing. The Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under this paragraph;
     (xviii) Prior to each Time of Delivery, to deposit Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Time of Delivery;
     (xix) Not to (and to cause the Group Entities not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and the ADSs;
     (xx) To use its best efforts to include the ADSs for listing on the Nasdaq;
     (xxi) To file all documents required to be filed by the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder, including such information on Form 20-F as may be required by Rule 463 under the Act;
     (xxii) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; the Company shall give the Representatives notice of any filings made pursuant to the Exchange Act or the rules or regulations of the Commission under the Exchange Act within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Time of Delivery and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object;

     (xxiii) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;
     (xxiv) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement; provided, however, that the Company shall not be responsible for any such taxes, duties, fees, levies or charges that arise as a result of the distribution of the Shares and ADSs by the Underwriters in a manner other than that as is reasonable in such transactions. For the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of the Underwriters in their home jurisdiction;
     (xxv) To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
     (xxvi) Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of the Group Entities, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of the Group Entities, or the offering of the ADSs, without your prior consent;
     (xxvii) In the event that the Selling Shareholder breaches its commitment to sell ADSs pursuant to the terms of this Underwriting Agreement, the Company will sell to the Underwriters additional ADSs in the same number as the ADSs committed to be sold by the Selling Shareholder pursuant the terms of this Underwriting Agreement but not sold by the Selling Shareholder;
     (xxviii) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or ADSs, in each case other than the Prospectus; and
     (xxix) To use its best efforts not to take any action that would result in the Company becoming a PFIC in the future
     (b) The Selling Shareholder agrees with each of the Underwriters:

     (i) Prior to the Time of Delivery applicable to the Selling Shareholder, to deposit, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that the ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Time of Delivery;
     (ii) Not to (and to cause its affiliates over which it can exercise control not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares or the ADSs;
     (iii) To deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated;
     (iv) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Selling Shareholder and the execution and delivery of this Agreement; provided, however, that the Selling Shareholder shall not be responsible for any such taxes, duties, fees, levies or charges that arise as a result of the distribution of the above referenced Shares and ADSs by any Underwriters in a manner other than that as is reasonable in such transactions; for the avoidance of doubt, this indemnity does not extend to any income tax assessed on the net income of any Underwriter where the net income of such Underwriter is otherwise subject to income tax in the Cayman Islands, the British Virgin Islands or the PRC by virtue of its conducting any direct business in the Cayman Islands, the British Virgin Islands or the PRC unrelated to any transaction contemplated hereunder with respect to any such income tax;
     (v) The Selling Shareholder and/or its direct or indirect owners or controlling persons that is a PRC resident or PRC citizen will use its best efforts to comply with any applicable SAFE Rules and Regulations, including without limitation, completing any registration and other procedures required under applicable SAFE Rules and Regulations, and irrevocably authorizing the controlling person in writing, in accordance with applicable SAFE Rules and Regulations, to handle any registrations and other procedures required under applicable SAFE Rules and Regulations on their behalf;
     (vi) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”) not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder any ADSs or Ordinary Shares or securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or

Ordinary Shares or any such substantially similar securities, without your prior written consent, except for the ADSs and the Ordinary Shares underlying such ADSs to be sold under this Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, that the Company will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; and the Company will provide the Representatives and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(r) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;
     (vii) (i) The net proceeds received by it from the sale of the ADSs pursuant to this Agreement will not directly or indirectly be used, or lent, contributed or otherwise made available to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in Belarus, Cote d’Ivoire, Cuba, Democratic Republic of the Congo, Iran, Iraq, Liberia, Myanmar, North Korea, Syria, Sudan, Zimbabwe or any other country sanctioned by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC; (ii) to use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in a manner that will be in compliance with and will not result in the breach by any person of the U.S. Sanctions or any embargos or sanctions regulations imposed by the United Nations; and (iii) not to engage, directly or indirectly, in any other activities that would result in such breach of U.S. Sanctions or any embargos or sanctions regulations imposed by the United Nations. For the purposes of this paragraph, “U.S. Sanctions” include all U.S. sanctions or regulations issued or administered by the OFAC, all U.S. regulations codified in Chapter V of title 31, U.S. Code of Federal Regulations, all U.S. regulations issued under the authority of the Trading with the Enemy Act, the International Emergency Economic Powers Act, the International Security and Development Cooperation Act, the Antiterrorism and Effective Death Penalty Act, the Cuban Liberty and Democratic Solidarity (Libertad) Act, or the United Nations Participation Act, the aforementioned statutes themselves, and all orders, licenses or rules issued under the authority of any of the foregoing. The Selling Shareholder will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Selling Shareholder’s representations and obligations under this paragraph.
     6. (i)  The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Shareholder represents and agrees that, without the prior consent of the Representatives and the Company, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, the Selling Shareholder and the Representatives, it has not made and will not make any offer relating to the Shares and the ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company, the Selling Shareholder and the Representatives is listed on Schedule III hereto;

     (ii) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and
     (iii) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the NADSAQ Global Select Market; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder, (i) as to the Firm ADSs to be delivered at the First Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein are, at and as of such Time of Delivery, true and correct, and the condition that the Company and the Selling Shareholder shall have performed all of its and their respective obligations hereunder theretofore to be performed, and (ii) as to the Optional ADSs to be delivered at the Second Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, and the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the best of the Company’s knowledge after due inquiry, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; the registration made under the Japanese Registration Statement shall have become effective pursuant to the Financial Instruments and Exchange Law and the Japanese Rules and Regulations no later than September [•], 2009 and shall have remained effective at the Time of Delivery; and no order suspending the effectiveness of such registration, and no notice of a hearing from which an order suspending such effectiveness may result, shall have been issued on or before the Time of Delivery;
     (ii) Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, shall have furnished to you such written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (iii) Commerce & Finance Law Offices, PRC counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (iv) Gaikokuho Kyodo-Jigyo Horitsu Jimusho Linklaters, Japan counsel for the Underwriters, shall have furnished to you such written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (v) Davis Polk & Wardwell LLP, United States counsel for the Company and the Selling Shareholder, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A attached hereto;
     (vi) Jade & Fountain, PRC counsel for the Company and the Selling Shareholder, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit B attached hereto;
     (vii) Conyers Dill & Pearman, Cayman Islands and British Virgin Islands counsel for the Company and the Selling Shareholder, shall have furnished to you their written opinion, dated such

Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit C attached hereto;
     (viii) Allen & Gledhill LLP, Singapore counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit D attached hereto;
     (ix) Bae, Kim & Lee LLC, Republic of Korea counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit E attached hereto;
     (x) Slaughter and May, Hong Kong counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit F attached hereto;
     (xi) Anderson Mori and Tomotsune, Japan counsel for the Company shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit G attached hereto
     (xii) Ziegler, Ziegler & Associates LLC, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit H attached hereto;
     (xiii) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, and at each Time of Delivery, PwC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);
     (xiv) No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall have been filed to which you shall have objected in writing;
     (xv) (i) Neither the Company nor any of the Group Entities shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the share capital or long-term debt of the Company or any of the Group Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Group Entities, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares represented by ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (xvi) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq, the New York Stock Exchange, The Stock Exchange of Hong Kong Limited, the London Stock Exchange or the Tokyo Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) a general moratorium on commercial banking activities in New York, London, Tokyo, Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom, Japan, Hong Kong, the PRC or the Cayman Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of the Group Entities or the Shares or the ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or the Group Entities; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom, Japan, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, the United Kingdom, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Japan, Hong Kong, the PRC, the Cayman Islands or elsewhere, if the effect of any such event specified in clauses (v), (vi) or (vii), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (xvii) The FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;
     (xviii) The ADSs to be sold by the Company and the Selling Shareholder at such Time of Delivery shall have been duly listed on the Nasdaq, subject to notice of issuance;
     (xix) The Depositary shall have furnished or caused to be furnished to you at such Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholder at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;
     (xx) Each party set forth in Annex II attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the form attached as Annex III hereto;
     (xxi) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (xxii) The Company and the Selling Shareholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Shareholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholder, as the case may be, herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to you with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Shares and ADSs and the incumbency and specimen signatures of signing officers, and the Company shall have furnished or caused to be furnished certificates as to such other matters as you may reasonably request;
     (xxiii) There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations or otherwise, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the Nasdaq or the transactions contemplated by this Agreement and the Deposit Agreement; and
     (xxiv) There shall not be any adverse legislative or regulatory developments related to the PRC Mergers and Acquisitions Rules and Related Clarifications which in the sole judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Shares and the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel for the Company or PRC counsel for the Underwriters not being able to confirm, on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel).
     9. (i)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, the Japanese Registration Statement or the Japanese Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf of or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase, or (iv) otherwise arises out of or is based upon the Directed Share Program, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clause (i) of this paragraph, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, the Japanese Registration Statement or the Japanese Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein;
     (ii) The Selling Shareholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, the Japanese Registration Statement or the Japanese Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf of or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase, or (iv) otherwise arises out of or is based upon the Directed Share Program, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clause (i) of this paragraph, the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, the Japanese Registration Statement or the Japanese Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided that none of the Underwriters shall be entitled to seek indemnification under this subsection 9(ii) from the Selling Shareholder unless both of the following conditions are met: (a) the Underwriter shall first have sought indemnity from the Company in writing under subsection 9(i) and (b) the Company has not satisfied such request for indemnification in full within 30 days of written notification. Notwithstanding the foregoing, an Underwriter shall not be required to make an initial demand on the Company if the Company has filed for bankruptcy protection, announced that it is insolvent, received a going-concern qualification from its independent public accountants, or announced that there is considerable doubt that it will be able to continue as a going concern.
     (iii) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company and the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (iv) Promptly after receipt by an indemnified party under subsections 9(i), 9(ii) or 9(iii) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (y) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (z) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (v) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsections 9(i), 9(ii) or 9(iii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection 9(iv) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the ADSs purchased hereunder (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs purchased hereunder, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection 9(v) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 9(v). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 9(v) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 9(v), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection 9(v) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (vi) The obligations of the Company and the Selling Shareholder under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Selling Shareholder and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act.

     10. (i) If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholder that you have so arranged for the purchase of such ADSs, or the Company and the Selling Shareholder notifies you that they have so arranged for the purchase of such ADSs, you or the Company and the Selling Shareholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.
     (ii) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholder as provided in subsection (i) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company and the Selling Shareholder shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (iii) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholder as provided in subsection (i) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, or if the Company and the Selling Shareholder shall not exercise the right described in subsection (ii) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company or the Selling Shareholder to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company and the Selling Shareholder, except for the expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities and contribution provisions in Section 9, and the agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, or the Selling Shareholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Shareholder, and shall survive delivery of and payment for the ADSs.
     12. (i)  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
     (ii) If the Representatives elect to terminate this Agreement as provided in this Section 12, the Company, the Selling Shareholder and each other Underwriter shall be notified promptly in writing.
     (iii) If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company and the Selling Shareholder as provided herein, the Company and the Selling Shareholder will, upon the occurrence of any failure to complete the sale and delivery of the ADSs, promptly (and, in any event, not later than 30 days), joint and severally, reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company and the Selling Shareholder shall then be under no further liability to any Underwriter in respect of the ADSs not so delivered except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, facsimile number: (852) 2978-0440, Attention: General Counsel, Legal Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer; if to the Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to Shanda Interactive Entertainment Limited, 208 Juli Road, Pudong New Area, Shanghai, People’s Republic of China, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(iv) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, further, that notices under Sections 5(a)(ix) and 5(a)(x) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholder, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholder irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court. Each of the Company and the Selling Shareholder has appointed CT Corporation System, 111 Eighth Avenue, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. Each of the Company and the Selling Shareholder represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid; provided that if for any reason the Authorized Agent named above ceases to act as Authorized Agent hereunder for the Company and the Selling Shareholder, the Company and the Selling Shareholder will appoint another person acceptable to the Representatives in the Borough of Manhattan, The City of New York, New York, as Authorized Agent. Service of process upon the Authorized Agent and written notice of such service to the Company and the Selling Shareholder shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholder, as the case may be.
     16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

     17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     18. Each of the Company and the Selling Shareholder acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.
     19. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.
     20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     21. Each of the Company, the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, SHANDA GAMES LIMITED
By:
Name:
Title:

SHANDA INTERACTIVE ENTERTAINMENT LIMITED
By:
Name:
Title:

SHANDA SDG INVESTMENT LIMITED
By:
Name:
Title:

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted as of the date hereof on behalf of each of the Underwriters
Acting on behalf of themselves and as the U.S. Representatives of the several U.S. Underwriters
GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:
J.P. MORGAN SECURITIES INC.

By:
Name:
Title:
Acting on behalf of themselves and as the International Representatives of the several International Underwriters
GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:
J.P. MORGAN SECURITIES LTD.

By:
Name:
Title:

2

SCHEDULE I
U.S. Syndicate

Number of Optional
ADSs to be
	Total Number of	Purchased if
	Firm ADSs to be	Maximum Option
Underwriter	Purchased	Exercised
Goldman Sachs (Asia) L.L.C.	[•]	[•]
J.P. Morgan Securities Inc.	[•]	[•]
Nomura International (Hong Kong) Limited	[•]	[•]
Oppenheimer & Co. Inc.	[•]	[•]
Susquehanna Financial Group, LLLP	[•]	[•]

Total	[•]	[•]

SCH-I

SCHEDULE II
International Syndicate

Number of Optional
ADSs to be
	Total Number of	Purchased if
	Firm ADSs to be	Maximum Option
Underwriter	Purchased	Exercised
Goldman Sachs (Asia) L.L.C.	[•]	[•]
J.P. Morgan Securities Ltd.	[•]	[•]
Nomura International (Hong Kong) Limited	[•]	[•]
Oppenheimer & Co. Inc.	[•]	[•]
Guotai Junan Securities (Hong Kong) Ltd.	[•]	[•]

Total	[•]	[•]

SCH-II

SCHEDULE III
(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: [Electronic roadshow presentation, available at www.retailroadshow.com]

(b)	Materials and information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Pricing Information: US$ per ADS

[Issuer Free Writing Prospectus: The Free Writing Prospectus filed by the Company with the Commission on [•], 2009]
SCH-III

ANNEX I
COMFORT LETTER
Annex I(a): Executed Copy of Comfort Letter Delivered
[Attached hereto]
Annex I(b): Form of Comfort Letter to be Delivered
[Attached hereto]
ANNEX I-1

ANNEX II
PARTIES TO EXECUTE LOCK-UP AGREEMENT
•       Shanda Interactive Entertainment Limited
•       Shanda SDG Investment Limited
•       Diana Li
•       Hai Ling
•       Richard Wei
•       Xiangdong Zhang
•       Jisheng Zhu
ANNEX II-1

ANNEX III
FORM OF LOCK-UP AGREEMENT
Shanda Games Limited
Lock-Up Agreement
                    , 2009
Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Central, Hong Kong
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, NY 10179
and
J.P. Morgan Securities Ltd.
125 London Wall
London, EC2Y 5AJ
United Kingdom
  As Representatives of the several Underwriters
    named in Schedule I and Schedule II hereto,
     Re: Shanda Games Limited – Lock-Up Agreement
Ladies and Gentlemen:
     The undersigned understands that you, as representatives (the “Representatives”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I and Schedule II to such agreement (collectively, the “Underwriters”), with Shanda Games Limited, a company incorporated in the Cayman Islands (the “Company”), and certain other parties named in such agreement, providing for a public offering of American Depositary Shares (the “ADSs”) representing Class A ordinary shares of the Company, par value US$0.01 per share (the “Class A Ordinary Shares”, together with the Class B ordinary shares of the Company, par value US$0.01 per share, the “Ordinary Shares”), pursuant to a Registration Statement on Form F-1 (File No. 333-161708) and a Registration Statement on Form F-6 (File No. 333-161901) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).
     In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any ADSs or

ANNEX III-1

Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will, or the Representatives determine that the Company will, release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the share capital of the Company to any wholly-owned subsidiary of such corporation; provided, however,

ANNEX III-2

that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such share capital subject to the provisions of this Agreement and there shall be no further transfer of such share capital except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and the depositary for the ADSs against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Address of the Shareholder

Authorized Signature

Title

ANNEX III-3